UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2015 (February 15, 2015)

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 15, 2015, Transocean Ltd. (the "Company") issued a press release announcing that Steven Newman and the Board of Directors (the "Board") have mutually agreed to Mr. Newman stepping down as President and Chief Executive Officer of the Company, effective February 16, 2015. Additionally, effective February 16, 2015, Mr. Newman has elected to resign as a Director of the Company.

(c) Effective February 16, 2015, Ian Strachan, current Chairman of the Board of Directors of the Company, has been selected to serve as the Company's Interim Chief Executive Officer until a permanent replacement is named. Mr. Strachan will continue to serve as Chairman of the Board of Directors while serving as Interim Chief Executive Officer. Mr. Strachan, age 71, has served as a director of the Company since 1999 and as Chairman of the Board of Directors since 2013. Mr. Strachan served as a director of Caithness Petroleum Ltd. from 2008 to 2013, Xstrata plc from 2003 to 2013, Rolls Royce Group plc from 2003 to 2013, Johnson Matthey plc from 2002 to 2009 and as Chairman of the Board of Instinet Group Incorporated from 2003 to 2005. Mr. Strachan served as Chief Executive Officer of BTR plc from 1996 until 1999. From 1987 to 1995, Mr. Strachan was with Rio Tinto plc, serving as Chief Financial Officer from 1987 to 1991 and as Deputy Chief Executive Officer from 1991 to 1995. He was employed by Exxon Corporation from 1970 to 1986. Mr. Strachan received his Master of Arts in History in 1965 from Christ's College, Cambridge University, and his Master of Public Affairs in 1967 from the Woodrow Wilson School, Princeton University and was a teaching fellow and Ph.D. candidate at Harvard University from 1969 to 1970.

The Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Separately, on February 15, 2015, the Company issued a press release announcing that the Company’s Board of Directors is recommending that the Company’s shareholders approve at the 2015 Annual General Meeting ("AGM") a U.S. dollar-denominated dividend of $0.60 per share, or approximately $217 million in the aggregate (based upon the number of currently outstanding shares), out of additional paid-in capital. The Board expects that the proposed dividend will be payable in four quarterly installments, set for June 2015, September 2015, December 2015 and March 2016. The AGM, which will be open to shareholders of record as of April 28, 2015, will be held at 5 p.m., CET, on May 15, 2015, in Cham, Switzerland. Additional details on the AGM will be provided in the Company's proxy statement.

The Company’s press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Statements regarding the proposed dividend and timing of dividend payment dates, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to shareholder approval, the number of shares outstanding at the time of the payment of the dividend, exchange rates, operating hazards and delays, actions by customers and other third parties, actions by regulatory authorities, the future price of oil and gas, actual revenues earned and other factors detailed in the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 15, 2015 Announcing Departure of Steven Newman
99.2	Press Release dated February 15, 2015 Announcing 2015 Annual General Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015	TRANSOCEAN LTD.

By: /s/ Jill S. Greene
Authorized Person

Index to Exhibits

Exhibit Number	Description
99.1	Press Release dated February 15, 2015 Announcing Departure of Steven Newman
99.2	Press Release dated February 15, 2015 Announcing 2015 Annual General Meeting